SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 16, 2011 (June 14, 2011)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On June 14, 2011, WHC809, LLC, a more than 99% indirectly owned subsidiary of the registrant, completed the previously announced sale of the Red Lion Hotel on Fifth Avenue in Seattle, Washington to Lowe Enterprises Investors (the “Purchaser”), an affiliate of Lowe Enterprises. The hotel was purchased for $71 million in cash. The Purchaser entered into a franchise agreement with Red Lion Hotels Franchising, Inc. at closing and will operate the hotel under the Red Lion® brand. It is anticipated that Destination Hotels & Resorts, a wholly owned subsidiary of Lowe Enterprises, will manage the hotel following the closing.
A copy of the June 15, 2011 press release announcing the closing of the sale of the hotel is included as Exhibit 99.1 to this report.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Immediately following the sale of the hotel described in Item 2.02, the registrant repaid the entire $28 million principal balance then outstanding under its revolving credit agreement with KeyBank National Association, as required by the terms of that agreement.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
Attached hereto as Exhibit 99.2 and incorporated by reference herein is unaudited pro forma consolidated financial information of the registrant that gives effect to (i) the sale of the hotel and the related franchise agreement described in Item 2.01 of this Form 8-K, and (ii) the repayment of the entire principal balance outstanding under the registrant’s revolving credit facility with KeyBank National Association.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated June 15, 2011

99.2	Unaudited pro forma consolidated financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: June 16, 2011	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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